                                                                      EXHIBIT 11


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 2-84470, of our reports dated August 20, 1997, relating to the Flagship Admiral Funds Inc., including The Golden Rainbow A James Advised Mutual Fund and the Flagship Utility Income Fund, included in the respective Statement of Additional Information and to the reference to us under the headings "Financial Highlights" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, OH
October 24, 1997